Exhibit 23.5

Consent of Independent Auditors

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated March 5, 2015 relating to the consolidated financial statements of Pascack Bancorp, Inc., which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Baker Tilly Virchow Krause, LLP

Allentown, Pennsylvania

October 13, 2015